Exhibit 77D: Policies with respect to security investments

The Universal Institutional Funds, Inc. - Small Company
Growth Portfolio

The Small Company Growth Portfolio made those changes to its investment strategies described in the supplement to its Prospectus and Statement of Additional Information filed via EDGAR with the Securities and Exchange
Commission on December 12, 2013 (accession number
0001104659-13-089881) and incorporated by reference herein.